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                                                                   Exhibit 10.35


                             STOCK OPTION AGREEMENT


        Stan Lee Media, Inc. a Colorado corporation ("Company"), desiring to afford an opportunity to the Grantee named below to purchase certain shares of the Company's Common Stock, no par value, to provide the Grantee with an added incentive as an Employee or Consultant of the Company or of one or more of its Subsidiaries, hereby grants to Grantee, and the Grantee accepts, an option (the "Option") to purchase the number of such shares optioned as specified below, during the term ending at midnight (prevailing local time at the Company's principal offices) on the expiration date of this Option specified below, at the option exercise price specified below, subject to and upon the following terms and conditions:

        1. Identifying Provisions: As used in this Option, the following terms shall have the following meanings:

               (a)    Grantee:                            Brady R. Darvin

               (b)    Date of Grant:                      September 27, 1999

               (c)    Number of Shares optioned:          Fifteen Thousand (15,000)

               (d)    Option exercise price per share:    Five and 50/100 ($5.50)

               (e)    Expiration Date:                    September 26, 2004

        2. Timing of Purchases: This Option is not exercisable in any part until one (1) year after the date of grant. Subject to the provisions for termination and acceleration, this Option shall become exercisable in installments as follows:

           (a) after one (1) year after the date of grant, up to fifty percent (50%) of the total number of shares optioned; and

           (b) after two (2) years after the date of grant, up to all of the optioned shares until and including the expiration date of the Option whereupon the Option shall expire and may thereafter no longer be exercised.

        The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of the Option such number of shares of its Common Stock as shall be required for issuance and delivery upon full exercise of the Option.

        3. Restrictions on Exercise: The following additional provisions shall apply to the exercise of the Option:

           (a) Termination of Employment. If the Grantee's employment by the Company or any of its subsidiaries is terminated for any reason other than death only that portion of this Option exercisable at the time of such termination of employment may thereafter be exercised, and it may not be exercised more than three (3) months after such termination nor after the expiration date of this Option, whichever date is sooner, unless such termination is by reason of the Grantee's permanent and total disability, in which case such period of three (3) months shall be extended to one (1) year. In all other respects, this Option shall terminate upon such termination of employment.


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Stan Lee Media, Inc.
Stock Option Agreement
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           (b) Death of Grantee. If the Grantee shall die during the term of this Option, the Grantee's legal representative or representatives, or the person or persons entitled to do so under the Grantee's last will and testament or under applicable intestate laws, shall have the right to exercise this Option, but only for the number of shares as to which the Grantee was entitled to exercise this Option in accordance with Section 2 hereof on the date of his death, and such right shall expire and this Option shall terminate one (1) year after the date of the Grantee's death or on the expiration date of this Option, whichever date is sooner. In all other respects, this Option shall terminate upon such death.

           (c) Continuity of Employment. This Option shall not be exercisable by the Grantee in any part unless at all times beginning with the date of grant and ending no more than three (3) months prior to the date of exercise, the Grantee has, except for military service leave, sick leave or other bona fide leave of absence (such as temporary employment by the United States Government) been in the continuous employ of the Company or a parent or subsidiary thereof, except that such period of three (3) months shall be one (1) year following any termination of the Grantee's employment by reason of his permanent and total disability.

        4. Non-Transferable: The Grantee may not transfer this Option except by will or the laws of descent and distribution. This Option shall not be otherwise transferred, assigned, pledged, hypothecated or disposed of in any way, whether by operation of law or otherwise, and shall be exercisable during the Grantee's lifetime only by the Grantee or his guardian or legal representative.

        5. Rights in Shares Before Issuance and Delivery: No person, including the Grantee, shall be entitled to the privileges of stock ownership in respect of any shares issuable upon exercise of this Option, unless and until such shares have been issued to such person as fully paid shares.

        6. Adjustments and Corporate Reorganizations: If the Company shall at any time issue Common Stock by way of dividend or other distribution on any stock of the Company or subdivide or combine the outstanding shares of Common Stock, then the exercise price shall be proportionately decreased in the case of such issuance (on the day following the date fixed for determining shareholders entitled to receive such dividend or other distribution), or decreased in the case of such subdivision, or increased in the case of such combination (on the date that such subdivision or combination shall become effective). Upon any adjustment of the exercise price, Grantee shall thereafter (until another such adjustment) be entitled to purchase, at the new exercise price, the number of shares, calculated to the nearest full share, obtained by multiplying the number of shares of Common Stock initially issuable upon exercise of the Option by the exercise price in effect on the date hereof and dividing the product so obtained by the new exercise price.

        In the event of any reclassification, capital reorganization or other change of outstanding shares of Common Stock (other than as a result of an issuance of Common Stock by way of dividend or other distribution or of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of the Option), or in case of any sale or conveyance to any other corporation of the property and assets of the Company as an entirety or substantially as an entirety, as a condition to any of the foregoing, the Company shall cause effective provision to be made (including acceleration of vesting) so that Grantee shall have the right thereafter, by exercising the Option, to purchase the kind and amount of shares of



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Stan Lee Media, Inc.
Stock Option Agreement
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stock and other securities and property receivable upon such reclassification, capital reorganization or other change, consolidation, merger, sale or conveyance as if Grantee had exercised the Option prior to such transaction, unless such successor corporation does not agree to assume the outstanding Options or Stock Purchase Rights or to substitute equivalent options or rights, in which case such Options or Stock Purchase Rights shall terminate upon the consummation of the transaction. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in the Option. The foregoing provisions shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances.

        In the event the Company spins off a subsidiary by distributing to the shareholders of the Company, as a dividend or otherwise, the stock of the subsidiary, the Company shall reserve, for the life of the Option, shares of the subsidiary to be delivered to Grantee upon exercising the Option to the same extent as if Grantee were the owner of record of Common Stock on the record date for payment of the shares of the subsidiary.

        7. Exercise, Payment for and Delivery of Stock: Each exercise of the Option shall be accomplished by presentation and delivery to the Company of a notice of exercise, duly executed and accompanied by payment of the exercise price for the number of shares of Common Stock specified in such notice of exercise, together with all Federal and state taxes applicable upon such exercise.

        8. Restricted Stock Provisions: Shares of stock issued on exercise of this Option shall upon issuance be restricted securities as such term is defined in Rule 144(a)(3) of the Securities Act of 1933, as amended. The restrictions imposed under this paragraph shall apply as well to all shares or other securities issued in respect of restricted stock in connection with any stock split, reverse stock split, stock dividend, recapitalization, reclassification, spin-off, split-off, merger, consolidation or reorganization.

        9. Stock Option Plan. This Option is subject to, and the Company and the Grantee agree to be bound by, all of the terms and conditions of the Company's 1999 Stock Incentive Plan under which this Option was granted, as the same shall have been amended from time to time in accordance with the terms hereof, provided that no such amendment shall deprive the Grantee, without his consent, of this Option or any of his rights hereunder. Pursuant to said Plan, the board of directors of the Company or its Committee established for such purposes is vested with final authority to interpret and construe the Plan and this Option, and is authorized to adopt rules and regulations for carrying out the Plan. A copy of the Plan in its present form is available for inspection during business hours by the Grantee or other persons entitled to exercise this Option at the Company's principal office.

        10. Notices: Any notice to be given to the Company shall be addressed to the Company in care of its Secretary at its principal office, and any notice to be given to the Grantee shall be addressed to him at the address beneath his signature hereto or at such other address as the Grantee may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.


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Stan Lee Media, Inc.
Stock Option Agreement
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        11. Governing Law: This Agreement shall be governed by the laws of the
State of California without regard to principles of conflicts of laws.

        IN WITNESS WHEREOF, the Company has granted this Option on the date of grant specified above.



                                            STAN LEE MEDIA, INC.


                                            By: /s/ Gill Champion
                                                -------------------------------
                                                Its: Chief Operating Officer
                                                     --------------------------

AGREED AND ACCEPTED AS OF
THIS 27TH DAY OF SEPTEMBER, 1999.


 /s/ Brady R. Darvin
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Grantee


 4804 Gaviota Ave. #204
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Street Address



 Encino, CA   91436
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City and State